STRONG INCOME TRUST
                   -Strong Florida Municipal Money Market Fund

                          SHARE SUBSCRIPTION AGREEMENT

To the Board of Trustees of the Strong Income Trust:

     The undersigned purchaser (the "Purchaser") hereby subscribes to 100,000 shares of beneficial interests, $0.00001 par value (the "Shares"), of the Strong Income Trust - Strong Florida Municipal Money Market Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of One Hundred Thousand Dollars ($100,000.00).

     It is understood that a certificate representing the Shares may be issued to the undersigned at the discretion of an officer of the Strong Income Trust any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, to the extent provided in the Trust Instrument.

     The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

     Dated and effective this 22nd day of November, 2002.

                                  STRONG FINANCIAL CORPORATION

                                  By: /s/ Richard W. Smirl
                                      -----------------------
                                      Richard W. Smirl
                                      Assistant Secretary

                                   ACCEPTANCE

     The foregoing subscription is hereby accepted. Dated and effective as of this 22nd day of November, 2002.

                                  STRONG INCOME TRUST
                                  Strong Florida Municipal Money Market Fund

                                  By: /s/ Richard W. Smirl
                                      ------------------------
                                      Richard W. Smirl
                                      Vice President and Secretary


                                  Attest: /s/ Kerry A. Jung
                                          --------------------
                                          Kerry A. Jung